As filed with the Securities and Exchange Commission on November 6, 2009
Registration No.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

QLOGIC CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	33-0537669 (I.R.S. Employer Identification No.)
26650 Aliso Viejo Parkway
Aliso Viejo, California 92656
(Address, Including Zip Code, of Principal Executive Offices)

QLogic Corporation
2005 Performance Incentive Plan
(Full Title of the Plan)

Simon Biddiscombe
Senior Vice President and Chief Financial Officer
QLogic Corporation
26650 Aliso Viejo Parkway
Aliso Viejo, California 92656
(949) 389-6000
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)
COPY TO:
Gary J. Singer, Esq.
O’Melveny & Myers LLP
610 Newport Center Drive, 17th Floor
Newport Beach, CA 92660

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

			Proposed	Proposed
			Maximum	Maximum
Title Of	Amount		Offering	Aggregate	Amount Of
Securities	To Be		Price	Offering	Registration
To Be Registered	Registered		Per Share	Price	Fee
Common Stock, $0.001 par value per share issuable under the QLogic Corporation 2005 Performance Incentive Plan	8,296,941	(1) Shares	$17.69 (2)	$146,772,887 (2)	$8,190 (2)

(1)	This Registration Statement covers, in addition to the number of shares of QLogic Corporation, a Delaware corporation (the “Company” or the “Registrant”), common stock, par value $0.001 per share (the “Common Stock”), stated above, options and other rights to purchase or acquire the shares of Common Stock covered by this Registration Statement and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), an additional indeterminate number of shares, options and rights that may be offered or issued pursuant to the QLogic Corporation 2005 Performance Incentive Plan, as amended (the “Plan”), as a result of one or more adjustments under the Plan to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions.

(2)	Pursuant to Securities Act Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on November 2, 2009, as quoted on the NASDAQ Global Market.

The Exhibit Index for this Registration Statement is at page 7.

EXPLANATORY NOTE
     This Registration Statement is filed by the Company to register additional securities issuable pursuant to the Plan and consists of only those items required by General Instruction E to Form S-8.

PART I
INFORMATION REQUIRED IN THE
SECTION 10(a) PROSPECTUS
     The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Securities Act Rule 428(b)(1).

PART II
INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT
Item 3. Incorporation of Certain Documents by Reference
     The following documents of the Company filed with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:
(a)	The Company’s Registration Statements on Form S-8, filed with the Commission on June 9, 2006 and November 7, 2008 (Commission File Nos. 333-134877 and 333-155220);

(b)	The Company’s Annual Report on Form 10-K for its fiscal year ended March 29, 2009, filed with the Commission on May 21, 2009 (Commission File No. 000-23298);

(c)	The Company’s Quarterly Reports on Form 10-Q for its fiscal quarters ended June 28, 2009, filed with the Commission on July 29, 2009, and September 27, 2009, filed with the Commission on October 29, 2009 (Commission File No. 000-23298);

(d)	The Company’s Current Reports on Form 8-K, filed with the Commission on April 30, 2009 (with respect to Item 8.01 only), May 28, 2009 and August 21, 2009 (Commission File No. 000-23298); and

(e)	The description of the Company’s Common Stock contained in its Registration Statement on Form 10/A filed with the Commission on February 15, 1994 (Commission File No. 000-23298), and any other amendment or report filed for the purpose of updating such description.
     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.
Item 5. Interests of Named Experts and Counsel
     The validity of the issuance of Common Stock registered hereby is passed on for the Company by Michael L. Hawkins. Mr. Hawkins is the Vice President, General Counsel and Secretary of the Company and is compensated by the Company as an employee. Mr. Hawkins owns 9,853 shares of Common Stock, 44,925 restricted stock units that are payable in an equivalent number of shares of Common Stock, and Company stock options to acquire up to an additional 405,000 shares of Common Stock. Mr. Hawkins is eligible to receive stock awards by the Company under the 2005 Plan and is eligible to participate in the Employee Stock Purchase Plan.
Item 8. Exhibits
     See the attached Exhibit Index at page 7, which is incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Aliso Viejo, State of California, on November 6, 2009.

QLOGIC CORPORATION
By:	/s/ Simon Biddiscombe
Simon Biddiscombe
Senior Vice President and Chief Financial Officer
POWER OF ATTORNEY
     Each person whose signature appears below constitutes and appoints H.K Desai and Simon Biddiscombe, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ H. K. Desai H. K. Desai	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	November 5, 2009

/s/ Simon Biddiscombe Simon Biddiscombe	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	November 5, 2009

Joel S. Birnbaum	Director

Signature	Title	Date

/s/ James R. Fiebiger James R. Fiebiger	Director	November 5, 2009

/s/ Balakrishnan S. Iyer Balakrishnan S. Iyer	Director	November 5, 2009

/s/ Kathryn B. Lewis Kathryn B. Lewis	Director	November 5, 2009

/s/ George D. Wells George D. Wells	Director	November 5, 2009

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

4.	QLogic Corporation 2005 Performance Incentive Plan, Amended and Restated Effective July 16, 2009. (Filed as Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed with the Commission on August 21, 2009 (Commission File No. 000-23298) and incorporated herein by this reference.)

5.	Opinion of Company Counsel (opinion re: legality).

23.1	Consent of KPMG LLP (consent of independent registered public accounting firm).

23.2	Consent of Counsel (included in Exhibit 5).

24.	Power of Attorney (included in this Registration Statement under “Signatures”).